Exhibit 10.29

SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN

OF

MACY’S, INC.

SECTION 1

NAME AND PURPOSE OF PLAN

1.1 Name of Plan. The name of this Plan shall be the Supplementary Executive Retirement Plan of Macy’s, Inc.

1.2 Purpose of Plan. The purpose of the Plan is to provide certain executives of the Employer with additional amounts of retirement pay.

1.3 Effective Date of Plan Document. This document constitutes and sets forth the terms of the Plan as of the Effective Date, including all amendments thereto through December 31, 2008.

SECTION 2

DEFINITIONS

As used in the Plan, the following terms shall have the meanings indicated below unless it is clear from the context that another meaning is intended:

2.1 Annuity - means a form of benefit, without any life insurance, which provides for equal payments in monthly installments (or, to the extent provided under Section 6.3 below, quarterly installments) over more than a one-year period.

2.2 Basic Pension Plan - means the plan which is known as the Macy’s, Inc. Cash Account Pension Plan, as such plan exists as of the Effective Amendment Date or as it may thereafter be amended. The Basic Pension Plan, as herein defined, is a defined benefit plan (as such term is defined in Section 414(j) of the Code and Section 3(35) of ERISA), is intended to be qualified as a tax-favored plan under Section 401(a) of the Code, and is sponsored by Macy’s.

2.3 Board of Directors - means the Board of Directors of Macy’s, Inc.

2.4 Code - means the Internal Revenue Code of 1986, as such code exists as of the Effective Amendment Date or as it may thereafter be amended.

2.5 Committee - means all of the committees appointed under Section 8.1 below to administer the Plan.

2.6 Effective Date - refers to the effective date of this Plan and means January 1, 2005.

2.7 Eligibility Determination Date – means January 1, April 1, July 1 and October 1 of each calendar year.

2.8 Employee - means, at any point in time, any individual who is a common law employee of the Employer and who is classified as an employee by the Employer for payroll payment and withholding purposes at such time.

2.9 Employer – means each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Macy’s and each other corporation, partnership, or other organization which is part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with Macy’s. Except where the context otherwise is clear, any reference to the Employer in this Plan shall be deemed to be referring collectively to all of the corporations, partnerships, and other organizations which comprise the Employer.

2.10 Entry Date – means the first day of any calendar year.

2.11 ERISA - means the Employee Retirement Income Security Act of 1974, as such act exists as of the Effective Amendment Date or as it may thereafter be amended.

2.12 Executive – means any Employee of the Company, or of any division, subsidiary or affiliate of the Company, whose annualized rate of base compensation as of an Eligibility Determination Date is at least equal to the dollar limit in effect under Internal Revenue Code section 401(a)(17) for the calendar year in which such Eligibility Determination Date occurs.

2.13 Executive Deferred Compensation Plan - means the plan which is known as the Executive Deferred Compensation Plan of Macy’s, Inc., as such plan exists as of the Effective Amendment Date or as it may thereafter be amended. The Executive Deferred Compensation Plan, as herein defined, allows certain executives of the Employer to defer a portion of their compensation and is sponsored by Macy’s.

2.14 Macy’s - means Macy’s, Inc. (successor to Federated Department Stores, Inc.), or any corporate successor thereto. Macy’s, as herein defined, is the sponsor of the Plan.

2.15 Participant - means, at any point in time, any person who at such time either is accruing benefits under the Plan or still has accrued benefits under the Plan. The provisions of Section 3 below determine when a person is a Participant on or after the Effective Amendment Date.

2.16 Plan - means the plan contained in this document, which is named the Supplementary Executive Retirement Plan of Macy’s, Inc.

2.17 Pre-2005 Accrued Benefit – means a Participant’s benefit, calculated pursuant to the provisions of Section 4.2, determined as of December 31, 2004.

2.18 Post-2004 Accrued Benefit – means a Participant’s benefit, calculated pursuant to the provisions of Section 4.2, less the Participant’s Pre-2005 Accrued Benefit.

2.19 Specified Employee – means a ‘specified employee’ as determined under procedures adopted by the Company in compliance with Section 409A of the Code.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.

3.1.1 Only Executives are eligible to become Participants in the Plan and thereby accrue benefits under the Plan.

3.1.2 In order for an Employee to be considered an Executive under the Plan, he or she must meet the criteria established in accordance with the following provisions of this Section 3.1.2 (such criteria being called in the following provisions of this Section 3.1.2 as the “eligibility criteria”):

(a) Notwithstanding any other provision of the Plan, each Executive who meets the eligibility criteria applicable to him or her under the Plan must be part of a select group of management or other highly compensated employees (within the meaning of Sections 201, 301, and 401 of ERISA) of the Employer.

(b) Also, except as may otherwise be provided in Section 10.3.1 below but notwithstanding any other provision of the Plan, any Employee who is classified during any period as an employee (for payment and withholding purposes) of any corporation, partnership, or other organization (for purposes of this paragraph (d), an “acquired company”) that first became or becomes a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Macy’s or a part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with Macy’s after the Effective Date as a result of the acquisition by Macy’s and/or another member of the Employer of the stock or interests of the acquired company or substantially all of the assets of a trade or business of another organization shall not, during such period, be eligible to be considered an Executive under this Plan even if otherwise meeting the eligibility criteria established under the foregoing provisions of this Section 3.1.2, unless either (1) the agreements by which such stock, interests, or assets were acquired by Macy’s and/or another member of the Employer expressly provide that the employees of the acquired company will be eligible to participate in this Plan, (2) the Plan is amended by Macy’s to permit the employees of the acquired company to participate in this Plan, or (3) the Board of Directors adopts resolutions that provide for the employees of the acquired company to participate in this Plan.

(c) Consistent with the provisions of paragraph (b) above, and notwithstanding any of the foregoing provisions of this Section 3.1.2, any person who is a participant in, or eligible for participation in, the May Department Stores Company Retirement Plan (a component plan of the Basic Plan) shall not qualify as an Executive for purposes of this Plan (until, unless, and to the extent the provisions of this paragraph (c) are changed or deleted by a further amendment to the Plan).

3.2 Entry as Participants. Executives shall become Participants in the Plan on or after the Effective Amendment Date only in accordance with the following provisions:

3.2.1 Each person who, as of December 31, 2004, was a Participant in the Plan shall continue as a Participant in the Plan as of the Effective Amendment Date.

3.2.2 Each other Employee shall become a Participant in the Plan on the Entry Date coincident with or next following the Eligibility Determination Date on which the Employee becomes an Executive.

3.3 Duration of Participation.

3.3.1 Each Participant in the Plan shall continue to be a Participant until he or she ceases to be an Employee and the entire amount of his or her benefit, if any, under the Plan has been paid by the Employer.

3.3.2 Any Participant in the Plan whose annualized rate of base compensation falls below the level at which the Participant became an Executive shall stop accruing benefits under the plan until he or she again becomes an Executive and satisfies the provisions of Section 3.1 above (determined as if he or she had not previously been an Executive).

3.4 Reinstatement of Participation. Any person who ceases to be a Participant, but who is thereafter reemployed as an Employee shall be reinstated as a Participant only when, and if, he or she becomes an Executive and satisfies the provisions of Section 3.1 above (determined as if he or she had not previously been a Participant in the Plan).

SECTION 4

SUPPLEMENTAL RETIREMENT BENEFITS

4.1 Supplemental Retirement Benefit. Subject to the other provisions of the Plan, a Participant in the Plan shall be entitled to a retirement benefit under the Plan, called in the other provisions of the Plan as the “supplemental retirement benefit,” if, and only if, he or she ceases to be an Employee and is eligible to receive a retirement benefit under the Basic Pension Plan and has completed five years of vesting services as defined in Section 4.7.5.

4.2 Benefit Formula for Supplemental Retirement Benefit. Subject to the other provisions of the Plan, if a Participant is entitled to a supplemental retirement benefit under the Plan, the monthly amount of such benefit, if it is payable in the form of a single life annuity which commences as of the later of the Participant’s normal retirement date or the first day of the first month which begins on or after he or she ceases to be an Employee, shall be equal to the result produced by first multiplying the amount determined under Section 4.2.1 below by the amount determined under Section 4.2.2 below and second subtracting from such product the amount determined under Section 4.2.3 below ((4.2.1 x 4.2.2) - 4.2.3), where the amounts determined under Sections 4.2.1, 4.2.2, and 4.2.3 are as follows:

4.2.1 The amount determined under this Section 4.2.1 is equal to the difference between (1) 1.5% of the Participant’s highest average monthly compensation for any five calendar years (regardless of whether they are consecutive) falling within the latest ten calendar years which end prior to the date the Participant ceases to be an Executive (or, if the Executive has fewer than five calendar years, all calendar years in which the Participant earned at least one thousand hours of service) and (2) 2.5% of the Participant’s estimated monthly social security benefit.

4.2.2 The amount determined under this Section 4.2.2 is equal to the number, up to but not in excess of 30, of the Participant’s years of vesting service as of the date he or she ceases to be an Executive (disregarding any fractional part of a year of vesting service).

4.2.3 The amount determined under this Section 4.2.3 is equal to the monthly amount of a benefit which, if paid to the Participant in the form of a single life annuity which commences as of the later of the Participant’s normal retirement date or the first day of the first month which begins on or after he or she ceases to be an Employee, would be actuarially equivalent to the aggregate of all of the following benefits or amounts (to the extent the following amounts are applicable to the Participant):

(a) The benefits which the Participant accrues to the date he or she ceases to be an Employee under the Basic Pension Plan;

(b) The account balance of the Participant under the Retirement Income (the “RI”) portion of the prior Federated Department Stores, Inc. Retirement Income and Thrift Incentive Plan (the “Prior Federated RITI Plan”) determined as of December 31, 1995;

(c) The account balance of the Participant under the Profit Sharing Retirement Plan (the “PSRP”) portion of Part B of the prior Allied Stores Corporation Retirement Benefit and Profit Sharing Investment Program determined as of December 31, 1979;

(d) The account balance of the Participant under the R.H. Macy & Co., Inc. Profit Sharing Plan determined as of December 31, 1996; and

(e) The benefits which the Participant accrues to the date he or she ceases to be an Employee under each defined benefit plan (as such term is defined in Section 3(35) of ERISA) which is sponsored by Macy’s or another corporation, partnership, or other organization that is part of the Employer, regardless of whether or not such plan is intended to be qualified as a tax-favored plan under Section 401(a) of the Code.

Notwithstanding the foregoing, if the Participant had been a participant on December 31, 1996 in the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. as it was in effect on December 31, 1996 and also had prior to January 1, 1984 an account balance under the RI portion of the Prior Federated RITI Plan, then the monthly amount of the Participant’s supplemental retirement benefit under the Plan, if it is payable in the form of a single life annuity which commences as of the later of the Participant’s normal retirement date or the first day of the first month which begins on or after he or she ceases to be an Employee, shall not be less than the result that would be produced under the provisions of this Section 4.2 that precede this sentence if (1) the amount under Section 4.2.2 above were determined by disregarding the years of vesting service which were credited to the Participant for periods prior to January 1, 1984 and (2) the amount under Section 4.2.3 above were determined by disregarding the December 31, 1995 account balance of the Participant under the RI portion of the Prior Federated RITI Plan.

4.3 Normal Form and Amount of Supplemental Retirement Benefit. If a Participant becomes entitled to a supplemental retirement benefit under this Section 4, then, subject to the provisions of Sections 4.4 and 4.5 below, such supplemental retirement benefit shall be paid as follows:

4.3.1 The Participant’s Pre-2005 Accrued Benefit shall be paid in the form of a single life annuity which commences as of the later of the Participant’s normal retirement date or the first day of the first month which begins on or after the date he or she ceases to be an Employee. The monthly amount of the Participant’s supplemental retirement benefit when paid in the form of benefit described in this Section 4.3.1 shall be equal to the amount determined under the provisions of Section 4.2 above.

4.3.2 If the Participant has not attained age 55 as of his or her date of termination, his or her Post-2004 Accrued Benefit shall be paid in a single lump sum cash payment.

4.3.3 If the Participant has attained age 55 on or before his or her date of termination, his or her Post-2004 Accrued Benefit shall be paid in the form of a single life annuity which commences as of the first day of the first month which begins on or after the date he or she ceases to be an Employee. The monthly amount of the Participant’s supplemental retirement benefit when paid under this Section 4.3.3 shall be equal to that amount which makes such supplemental retirement benefit actuarially equivalent to the Participant’s supplemental retirement benefit if it were to be paid in the form of a single life annuity commencing on the Participant’s normal retirement date.

4.4 Optional Forms and Amounts of Supplemental Retirement Benefit. If a Participant becomes entitled to a supplemental retirement benefit under this Section 4, then, notwithstanding the provisions of Section 4.3 above but subject to the provisions of Section 4.5 below, such supplemental retirement benefit may be paid in any optional form of payment that is described in the following provisions of this Section 4.4, provided that the conditions applicable to such optional form of payment that are set forth in the following provisions of this Section 4.4 are met. If a Participant’s supplemental retirement benefit is to be paid in any such optional form of payment pursuant to any of the following provisions of this Section 4.4, then such form of payment shall be made in lieu of the form of payment described in Section 4.3 above and in lieu of any other optional form of payment permitted under this Section 4.4.

4.4.1 If the Participant has a pre-2005 Accrued Benefit, the Participant may elect, at any time at least 12 months prior to the date on which the participant ceases to be an Employee, to have his or her Pre-2005 Accrued Benefit paid

(a)	in the form of an Annuity which commences either:

(i) as of the first day of first month which begins on or after the date he or she ceases to be an Employee,

(ii) as of the first day of the month which begins on or after the date he or she attains age 55, provided the Participant is no longer an Employee on said date, or

(iii) as of the first day of the month that begins on or after a date designated by the Participant, provided the Participant is no longer an Employee on said date.

(b)	in the form of a lump sum cash payment which is paid as of the first day of the first month which begins on or after the date on which the Committee can determine the Participant’s eligibility and calculate the benefit, or

(c)	in the form of a lump sum cash payment that is paid as of the first day of the first month that begins on or after the first anniversary of the date he or she ceases to be an Employee.

If no election is made, benefits shall commence as of the first day of the first month which begins on or after the date the Participant attains Normal Retirement Age, provided the Participant is no longer an Employee on said date, in the form of an Annuity.

If the benefit is to be paid in the form of an Annuity, then the Participant may in his or her sole discretion elect, at any time prior to the commencement of his or her supplemental retirement benefit, that the payment of his or her benefit will be made in the form of an Annuity which is permitted as a payment option for the Participant’s benefit under the Basic Pension Plan.

Notwithstanding the preceding provisions of this Section 4.4.2, no election under this Section 4.4.2 made on or after January 1, 2009 shall be effective unless said election has been in place for at least 12 months prior to the date on which the participant ceases to be an Employee.

4.4.2 If the Participant has a post-2004 Accrued Benefit, the Participant shall make an election, no later than December 31, 2008 (or, for an Employee who first becomes a Participant on or after January 1, 2009, prior to the date he or she becomes a Participant), to have his Post-2004 Accrued Benefit paid

(a)	in the form of an Annuity which commences either:

(i) as of the first day of first month which begins on or after the date he or she ceases to be an Employee,

(ii) as of the first day of the month which begins on or after the date he or she attains age 55, provided the Participant is no longer an Employee on said date, or

(iii) as of the first day of the month that begins on or after a date designated by the Participant, provided the Participant is no longer an Employee on said date.

(b)	in the form of a lump sum cash payment which is paid as of the first day of the first month which begins on or after the date on which the Committee can determine the Participant’s eligibility and calculate the benefit, or

(c)	in the form of a lump sum cash payment that is paid as of the first day of the first month that begins on or after the first anniversary of the date he or she ceases to be an Employee.

If the benefit is to be paid in the form of an Annuity, then the Participant may in his or her sole discretion elect, at any time prior to the commencement of his or her supplemental retirement benefit, that the payment of his or her benefit will be made in the form of an Annuity which is permitted as a payment option for the Participant’s benefit under the Basic Pension Plan.

If the Participant requests, after December 31, 2007 and prior to December 31, 2008, to have his or her benefit paid in the form of a lump sum cash payment, said election cannot act to accelerate into 2008 any amount that otherwise would have been paid after December 31, 2008. Thus, any payment that commences prior to January 1, 2008 will be paid in the normal form under Section 4.3.3, above, with the remainder to be paid in a lump sum cash payment on or after January 1, 2009.

Notwithstanding the preceding provisions of this Section 4.4.1, if a Participant desires to make a change in his or her election after December 31, 2008.

(a)	the election must be made at least 12 months prior to the date on which the Participant ceases to be an employee: and

(b)	the first payment under the new election must be deferred for a period of at least five years from the date the payment would otherwise have been made.

4.4.3 If the Participant ceased to be an Employee prior to the Effective Amendment Date, the Participant shall make an election, no later than December 31, 2008, to have his or her Pre-2005 Accrued Benefit paid

(a)	the form of an Annuity which commences either:

(i) as of the first day of the month which begins on or after the date he or she attains age 65, or

(ii) as of the first day of the month which begins on or after a date designated by the Participant.

(b)	in the form of a lump sum cash payment which is paid as of the first day of the first month which begins on or after the first anniversary of the date on which he or she makes the election.

If the benefit is to be paid in the form of an Annuity, then the Participant may in his or her sole discretion elect, an any time prior to the commencement of his or her supplemental retirement benefit, that the payment of his or her benefit will be made in the form of an Annuity which is permitted as a payment option for the Participant’s benefit under the Basic Pension Plan.

4.5 Automatic Lump Sum Form for Small Benefit. Notwithstanding the provisions of Sections 4.3 and 4.4 above, if the supplemental retirement benefit payable under the Plan to a Participant has a present value of $15,000 or less as of the first day of the first month both which begins on or after the date that the Participant ceases to be an Employee and during which the Committee can administratively determine and process the payment of the benefit, then such supplemental retirement benefit shall be converted to and paid as a lump sum cash payment as of such date (with the amount of such payment equal to such present value amount) instead of such benefit being paid in any other form of payment described in Sections 4.3 and 4.4 above.

4.6 Effect on Supplemental Retirement Benefit of Reemployment After Commencement of Such Benefit. If a Participant who becomes entitled to the distribution of a supplemental retirement benefit under the Plan is reemployed by the Employer as an Executive, then the provisions of the Basic Pension Plan which apply to the effect on a participant’s retirement benefit of the reemployment of the participant by or with the Employer shall apply in similar fashion to the Participant’s supplemental retirement benefit under the Plan as if such supplemental retirement benefit were payable under the Basic Pension Plan.

4.7 Definitions for Determination of Supplemental Retirement Benefit. For purposes of the other provisions of the Plan, the following terms, all of which relate to the determination of any Participant’s supplemental retirement benefit under the Plan, shall have the meanings hereinafter set forth unless the context otherwise requires:

4.7.1 A Participant’s “compensation” for any period (for purposes of this Section 4.7.1, the “subject period”) means, except as is otherwise noted below, his or her Compensation for the subject period under, and as such term is defined in, the Basic Pension Plan. Notwithstanding the foregoing, the following provisions shall also apply in determining the Participant’s Compensation for the subject period:

(a) Any amount which is paid to the Participant before he becomes a Participant in this Plan and which would be considered part of the Participant’s Compensation for the subject period under the Basic Pension Plan but for the fact such amount (i) is paid by a corporation, partnership, or other organization that is part of the Employer as defined in the Plan but which does not participate in the Basic Pension Plan at the time of such payment, or (ii) is paid for a partial plan year which is not counted under the Basic Pension Plan, shall, in the event and upon the Participant becoming a Participant in the Plan, be considered as compensation of the Participant for the subject period under the Plan.

(b) In addition, any amount which would be part of the Participant’s Compensation for the subject period under the Basic Pension Plan but for the fact such amount is deferred (for purposes of receipt by the Participant) to a later period by reason of an election of the Participant under the Executive Deferred Compensation Plan shall still be considered as part of the Participant’s compensation for the subject period under the Plan.

(c) In addition, the maximum amount of any annual cash bonus under the terms of the 1992 Incentive Bonus Plan which is included as compensation shall be one hundred percent (100%) of the Participant’s base compensation (as such base compensation is defined for purposes of calculating the Participant’s annual cash bonus) for the applicable calendar year; provided, however, that for (i) any Participant whose maximum annual incentive bonus percentage payable under the terms of the 1992 Incentive Bonus Plan as of December 31,

2001 was greater than one hundred percent (100%), (ii) any Participant who is promoted into a position whose maximum annual incentive bonus percentage payable under the terms of the 1992 Incentive Bonus Plan as of December 31, 2001 was greater than one hundred percent (100%), or (iii) any Participant who is promoted into a position equivalent (as determined by the Compensation Committee of the Board of Directors of the Company) to a position whose maximum annual incentive bonus percentage payable under the terms of the 1992 Incentive Bonus Plan as of December 31, 2001 was greater than one hundred percent (100%), the maximum amount of such Participant’s annual cash bonus that is included as compensation for any applicable calendar years shall be the bonus percentage referred to in (i), (ii), or (iii), above, applicable to the Participant.

(d) Further, the limitations of Section 401(a)(17) of the Code shall not apply to the determination of the Participant’s compensation for purposes of the Plan. In addition, and also notwithstanding the foregoing, any remuneration that the Participant receives for services performed after the latest date on which he or she qualifies as an Executive, regardless of the form in which it is paid, shall not be considered as part of the Participant’s compensation for purposes of the Plan.

4.7.2 A Participant’s “estimated monthly social security benefit” means the monthly primary insurance benefit which would be payable to the Participant under Title II of the Federal Social Security Act, as amended, as of the later of the date the Participant first attains his or her normal retirement date or the date on which the Participant ceases to be an Employee, using tables prescribed by the Social Security Administration. Notwithstanding the preceding, a Participant may submit verification of his or her actual social security benefit to the Committee, in which case such actual benefit will be used for purposes of determining the Participant’s estimated monthly social security benefit.

4.7.3 A Participant’s “normal retirement date” means his or her Normal Retirement Date as such term is defined in the Basic Pension Plan.

4.7.4 A “single life annuity” means an Annuity which is payable monthly for the life of the applicable Participant, ending with the last monthly payment due for the month in which the Participant dies.

4.7.5 A Participant’s “years of vesting service” means, except as noted below, the number of years of Vesting Service with which he or she is credited with under, and in accordance with, the provisions of the Basic Pension Plan; except that any such years of Vesting Service which are disregarded under the Basic Pension Plan solely by reason of a break-in-service of the Participant shall still be included as years of vesting service for purposes of the Plan if the Participant is reemployed by the Employer for at least five years after such break-in-service. In addition, and notwithstanding the foregoing, any services completed by the Participant after the latest date on which he or she qualifies as an Executive shall be disregarded in determining the Participant’s years of vesting service for purposes of the Plan.

4.8 Other Cessation of Employment. Except as may otherwise be provided in Section 5 below, if a Participant dies prior to the date as of which any supplemental retirement benefit to which he or she is entitled under the Plan begins to be paid, or if the Participant ceases to be an Employee for any reason at a time when he or she is not entitled to a retirement benefit under the Basic Pension Plan (and hence is not entitled to a supplemental retirement benefit under the Plan), neither he or she nor any person claiming by or through him or her shall be entitled to receive any benefit under the Plan. In such case, his or her interest under the Plan shall be forfeited.

SECTION 5

PRE-PENSION DEATH BENEFITS

5.1 Eligibility for Pre-Pension Death Benefit.

5.1.1 A death benefit shall be paid to the beneficiary of a Participant who both (1) dies while still an Employee (and prior to any supplemental retirement benefit beginning to be paid to him or her under the Plan) and (2) would have been entitled to a supplemental retirement benefit under Section 4 above if he or she had not died but had ceased to be an Employee on the date of his or her death.

5.1.2 In addition, a pre-pension death benefit shall also be paid to the beneficiary of a Participant who dies after terminating employment as an Employee at a time when he or she was entitled to a supplemental retirement benefit under Section 4 above but prior to the date as of which such supplemental retirement benefit begins to be paid to him or her.

5.1.3 Except as may be provided in Sections 5.1.1 and 5.1.2 above, no pre-pension death benefit (or any other death benefit) is payable under the Plan with respect to a Participant who dies prior to the date he or she is eligible for or begins to receive a supplemental retirement benefit under Section 4 above.

5.2 Beneficiary. For purposes of this Section 5, the “beneficiary” of any Participant shall mean the person who is the Participant’s lawful spouse at the time of the Participant’s death; except that, if it is established to the satisfaction of the Committee that the Participant is not survived by a lawful spouse or such spouse cannot reasonably be located, the Participant’s “beneficiary” shall be the person or trust named by the Participant as his or her beneficiary for purposes of the Plan’s pre-pension death benefit in a writing or form which is filed with the Committee prior to the Participant’s death; and except that, if the Committee determines that the Participant is not survived by a lawful spouse or other properly designated beneficiary who can reasonably be located, the Participant’s “beneficiary” shall be deemed to be the Participant’s estate.

5.3 Form and Amount of Pre-Pension Death Benefit if Beneficiary is Participant’s Spouse. If a Participant’s beneficiary becomes entitled to a pre-pension death benefit under this Section 5 and such beneficiary is the Participant’s surviving spouse, then the form and amount of such death benefit shall be determined in accordance with the following provisions:

5.3.1 Subject to the provisions of Sections 5.3.2 below, the pre-pension death benefit which is payable to the Participant’s surviving spouse under the Plan shall be paid in the form of a lump sum cash payment which is paid as of the first day of the first month both which begins on or after the date of the Participant’s death and during which the Committee can administratively determine and process the payment of the death benefit to the surviving spouse. The amount of such lump sum payment shall be the amount which makes such lump sum payment actuarially equivalent to the supplemental retirement benefit that would have been payable to the Participant under the Plan if (1) the Participant, if he or she had not yet terminated employment with the Employer prior to his or her death, had terminated such employment on the date of his or her death and (2) the Participant had survived to the date which would have been the Participant’s normal retirement date had he or she survived (or, if such Participant dies after his or her normal retirement date, the first day of the first calendar month which begins on or after the date of the Participant’s death) and began receiving as of such date his or her supplemental retirement benefit in the form of a single life annuity.

5.3.2 Notwithstanding the provisions of Section 5.3.1 above, the Participant may, in a writing or form which is filed with the Committee at any time prior to his or her death and in lieu of any other possible form of payment for such pre-pension death benefit, elect that payment of such pre-pension death benefit be made in any Annuity form which is permitted as a benefit form for a surviving spouse’s pre-pension death benefit under the Basic Pension Plan, provided that such election shall not be effective if the lump sum payment of such pre-pension death benefit which would otherwise be made under Section 5.3.1 above would be $15,000 or less. If such pre-pension death benefit is paid in an Annuity form pursuant to the Participant’s election under this Section 5.3.2, then the periodic amount of such pre-pension death benefit shall be that amount which makes such pre-pension death benefit actuarially equivalent to the supplemental retirement benefit that would have been payable to the Participant under the Plan if (1) the Participant, if he or she had not yet terminated employment with the Employer prior to his or her death, had terminated such employment on the date of his or her death and (2) the Participant had survived to the date which would have been the Participant’s normal retirement date had he or she survived (or, if such Participant dies after his or her normal retirement date, the first day of the first calendar month which begins on or after the date of the Participant’s death) and began receiving as of such date his or her supplemental retirement benefit in a single life annuity. The election under this section 5.3.2 shall apply only to the Participant’s Pre-2005 Accrued Benefit.

5.4 Form and Amount of Pre-Pension Death Benefit if Beneficiary is Not Participant’s Spouse. If a Participant’s beneficiary becomes entitled to a pre-pension death benefit under this Section 5 and such beneficiary is not the Participant’s surviving spouse, then such death benefit shall be paid in the form of a lump sum cash payment which is paid as of the first day of the first month both which begins on or after the date of the Participant’s death and during which the Committee can administratively determine and process the payment of the death benefit to the beneficiary. The amount of such lump sum payment shall be the amount which makes such lump sum payment actuarially equivalent to the supplemental retirement benefit that would have been payable to the Participant under the Plan if (1) the Participant, if he or she had not yet terminated employment with the Employer prior to his or her death, had terminated such employment on the date of his or her death and (2) the Participant had survived to the date which would have been the Participant’s normal retirement date had he or she survived (or, if such Participant dies after his or her normal retirement date, the first day of the first calendar month which begins on or after the date of the Participant’s death) and began receiving as of such date his or her supplemental retirement benefit in a single life annuity.

SECTION 6

ADDITIONAL BENEFIT PROVISIONS

6.1 Benefits Not Assignable. Except to the extent required by applicable law, benefits provided under the Plan may not in any manner be anticipated, assigned (either at law or in equity), or alienated or be subject to attachment, garnishment, levy, execution, or any other legal or equitable process.

6.2 Benefits Payable to Minors, Incompetents, and Others. In the event any benefit is payable under the Plan to a person who, in the sole discretion of the Committee, is a minor, an incompetent, or otherwise under a legal disability, is, by reason of advanced age, illness, or other physical or mental incapacity, incapable of handling and disposing of his or her property, or otherwise is in such position or condition that the Committee believes that such person could not utilize the benefit for his or her support or welfare, the Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education, or use of such person or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator, or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or any other person having the care and control of such person. The receipt of any such person to whom any such payment on behalf of any Participant (or his or her beneficiary) is made shall be a sufficient discharge therefor.

6.3 Administrative Adjustment for Small Benefits. Notwithstanding any other provision of the Plan to the contrary, as an administrative convenience, if the monthly amount of any supplemental retirement benefit or pre-pension death benefit which is payable under the Plan in the form of an Annuity would otherwise be less than $50, the Committee may direct that such benefit begin to be paid in quarterly installments instead of monthly installments at any time.

6.4 Timing of Benefit Distributions. For purposes of the Plan, each benefit payment under the Plan shall always be made “as of” the first of the month following the date on which the Committee can ascertain a person’s entitlement to a benefit and calculate said benefit, but in no event shall the benefit paid be less than the amount that would have been paid on the first of the month following the date on which the Participant ceased being an employee (if the Committee had ample time to determine eligibility for, and calculate, the benefit prior to said date). If a person entitled to a benefit hereunder dies subsequent to the date as of which such payment was to have been made but, because of administrative reasons, prior to the actual payment thereof, such benefit shall be paid to his or her estate. If, notwithstanding the foregoing, a Participant (or a beneficiary of the Participant) who is entitled to a benefit hereunder cannot reasonably be located, then such benefit shall thereupon be deemed forfeited. If, however, the lost Participant (or the beneficiary) thereafter makes a claim for the amount previously forfeited hereunder, such benefit shall be paid or commence, with any unpaid installments thereof which otherwise would have previously been paid also being paid (but without any interest credited on such unpaid installments), as soon as administratively possible.

Notwithstanding any other provisions of the Plan (including the preceding provisions of this Section 6.4, in no event may a distribution of a Participant’s Post-2004 Accrued Benefit be made to a Specified Employee prior to the first day of the seventh month that begins after the date the Specified Employee ceases to be an Employee. Any payments which would otherwise have been made during the period prior to the first day of the seventh month that begins after the date the Specified Employee ceases to be an Employee shall be accumulated and paid to the Specified Employee on or after the first day of the seventh month that begins on or after the date the Specified Employee ceases to be an Employee, with interest.

6.5 References to Form of Payment. Any references to the “form” of payment of any benefit under the Plan shall be deemed to be referring to the combination of the method by which such benefit shall be paid (e.g., an Annuity form or a lump sum cash payment) and the date as of which such benefit is to commence (if the method of payment is an Annuity) or the date as of which such benefit is to be paid (if the method of payment is a lump sum cash payment).

6.6 Actuarial Assumptions. Under the Plan, any reference to actuarial equivalent, actuarially equivalent, or actuarial equivalence means or refers to equality in value of the aggregate amounts of a benefit when compared to the aggregate amounts of such benefit if paid or determined in a different form. If the Plan requires a determination that a benefit when paid in accordance with any certain form of benefit (for purposes of this Section 6.6, the “actual form”) would be actuarially equivalent to such benefit if it were payable in a different form (for purposes of this Section 6.6, the “other form”), then, except as noted below, the following steps shall be taken: (1) the present value of the other form as of the date as of which the actual form is to commence shall first be determined; (2) if the actual form involves a single life annuity, the monthly amount of such single life annuity shall then be determined so as to be actuarially equivalent to the present value amount determined under clause (1); (3) if the actual form involves an Annuity other than a single life annuity, the monthly amount of such Annuity shall then be determined so as to be actuarially equivalent to the single life annuity determined under clause (2) above; and (4) if the actual form involves a lump sum cash payment, the lump sum amount of such payment shall be equal to the present value amount determined under clause (1) above. The actuarial assumptions to be used in making any such determinations shall be the same assumptions as would be used pursuant to the provisions of Sections 9.5.3 and 9.5.4 of the Basic Pension Plan (as in effect on the Effective Amendment Date) to make such determinations if such determinations were being made under the Basic Pension Plan. Notwithstanding the foregoing, when any Annuity form of benefit under the Plan commences prior to the applicable Participant’s normal retirement date and within the ten year period ending on the date which immediately precedes such normal retirement date, the monthly amount of such Annuity shall not be less than the periodic amount that would apply to such Annuity if it commenced as of the Participant’s normal retirement date, reduced by 0.4% for each full month by which the date as of which the Annuity benefit actually commences.

In calculating the lump sum cash value of a benefit payable on or after January 1, 2005, under this Plan, the applicable interest rate shall be the Corporate Bond Weighted Average Interest rate published by the IRS for plan years beginning in December of the year preceding the calendar year for which such lump sum is being determined, and the applicable mortality table shall be the 94-GAR table as of the date for which such lump sum is being determined.

6.7 Applicable Benefit Provisions. Subject to Section 4.6 above, any supplemental retirement benefit to which a Participant becomes entitled (or any pre-pension death benefit to which the Participant’s beneficiary becomes entitled) shall be determined on the basis of the provisions of the Plan in effect as of the date the Participant last ceases to be an Employee notwithstanding any amendment to the Plan adopted subsequent to such date, except for subsequent amendments which are by their specific terms or by applicable law made applicable to such Participant (or his or her beneficiary). Applicable actuarial assumptions (see Section 6.6) shall be determined at the time the Participant’s benefit commences.

6.8 Coverage of Pre-Effective Amendment Date Participants.

6.8.1 The Plan sets forth the terms of the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. as it was in effect on December 31, 2004 (the “Prior Federated Supplementary Plan”). Notwithstanding any other provision of the Plan to the contrary, this Plan shall not reduce the benefits accrued under such prior plan by any Participant as of December 31, 2004. In determining the benefit accrued under such prior plan as of December 31, 2004 by any Participant, however, (i) the estimated social security benefit, and (ii) any amount by which such prior plan offsets its otherwise determined benefits for the Participant by reason of any amounts described in Section 4.2.3 above, shall still be determined as of the date as of which the benefit applicable to the Participant under this Plan commences to be paid.

6.8.2 In addition, except as is otherwise provided in this Section 6.8.2, the provisions of the Plan only apply to persons who become Participants in the Plan under Section 3 above. However, any person who never becomes a Participant in the Plan under Section 3 above but both was a participant in the Prior Federated Supplementary Plan and still is entitled to a benefit under such prior plan as of December 31, 2004 (determined as if such person had not been employed by the Employer after such date) shall be considered a participant in the Plan to the extent of his or her right to such benefit.

SECTION 7

SOURCE OF BENEFITS

All benefits payable under this Plan shall be paid exclusively from the Employer’s general assets, with the costs of such benefits to be appropriately charged to each corporation, partnership, and other organization included in the Employer being determined by the Committee. No Participant (or any beneficiary of or other person claiming through the Participant) shall have any right or claim to the payment of any benefit under this Plan which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of the corporations, partnerships, and/or other organizations included in the Employer to which the costs of such benefit are charged.

SECTION 8

ADMINISTRATION

8.1 Committee. The Plan shall be administered by one or more committees which are appointed from time to time by, and which shall serve at the pleasure of, the Board of Directors. If the Board of Directors appoints more than one committee to administer the Plan, it shall assign to each such committee different aspects of the administrative duties applicable to the Plan. Except where the context otherwise requires, each such committee may be referred to in this Section 8 as “a Committee,” “any Committee,” or “such Committee,” but all such committees shall be collectively referred to in the other Sections of the Plan as “the Committee.” Thus, any reference in any other Section of the Plan to “the Committee” shall be deemed to refer to the committee appointed under this Section 8.1 which has responsibility for the aspect of the Plan with respect to which such provision applies.

8.2 Powers of Committee. Any Committee, in connection with administering the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and, subject to the scope of its powers as assigned by the Board of Directors, is given complete discretionary authority to determine any person’s eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration. Any Committee shall, subject to the scope of its powers as assigned by the Board of Directors, determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons. In the administration of the Plan, any Committee may employ or permit any agents to carry out any of its responsibilities hereunder.

8.3 Actions of Committee. Any Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. Any Committee may by such majority action appoint subcommittees and may authorize any one or more of its members or any agent of it to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of such Committee. Any Committee may provide for the allocation of responsibilities for the operation of the Plan.

8.4 Compensation of Committee and Payment of Administrative Expenses. The members of any Committee shall serve without compensation for services as such. All expenses of the administration of the Plan shall be paid by the Employer, with the portion of such expenses to be appropriately charged to each corporation, partnership, and other organization included in the Employer being determined by the Committee which is assigned this duty by the Board of Directors.

8.5 Limits on Liability. Macy’s and each other corporation, partnership, and other organization included in the Employer shall hold each member of a Committee harmless from any and all claims, losses, damages, expenses, and liabilities arising from any act or omission of the member.

SECTION 9

TERMINATION OR AMENDMENT

9.1 Right and Procedure to Terminate.

9.1.1 Macy’s reserves the right to terminate the Plan in its entirety. The procedure for Macy’s to terminate this Plan in its entirety is as follows. In order to completely terminate the Plan, the Board of Directors shall adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board of Directors or by a written consent in lieu of a meeting, to terminate this Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination.

9.1.2 In the event the Board of Directors adopts resolutions completely terminating the Plan, no further benefits shall be paid after the effective date of the Plan’s termination, except for the benefits accrued by Participants under the Plan as of the later of the effective date of the Plan’s termination or the date such resolutions terminating the Plan are adopted (and such benefits will be paid in accordance with the provisions of the Plan as in effect immediately prior to the later of such dates). In determining the benefit accrued under the Plan as of the later of such dates by any Participant, however, (i) the estimated social security benefit, and (ii) any amount by which the Plan offsets its otherwise determined benefit for the Participant by reason of any amounts described in Section 4.2.3 above, shall still be determined as of the date as of which the benefit applicable to the Participant under the Plan commences to be paid.

9.2 Amendment of Plan. Subject to the other provisions of this Section 9.2, Macy’s may amend this Plan at any time and from time to time in any respect, provided that no such amendment shall decrease the benefits accrued under the Plan by Participants as of the later of the effective date of such amendment or the date such amendment is adopted. In determining the benefit accrued under the Plan as of the later of such dates by any Participant, however, any amount by which the Plan offsets its otherwise determined benefit for the Participant by reason of any amounts described in Section 4.2.3 above shall still be determined as of the date as of which the benefit applicable to the Participant under the Plan commences to be paid. The procedure for Macy’s to amend this Plan is as follows:

9.2.1 Subject to Section 9.2.2 below, in order to amend the Plan, the Board of Directors shall adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board of Directors or by a written consent in lieu of a meeting, to amend this Plan. Such resolutions shall either (1) set forth the express terms of the Plan amendment or (2) simply set forth the nature of the amendment and direct an officer of Macy’s or any other Macy’s employee to have prepared and to sign on behalf of Macy’s the formal amendment to the Plan. In the latter case, such officer or employee shall have prepared and shall sign on behalf of Macy’s an amendment to the Plan which is in accordance with such resolutions.

9.2.2 In addition to the procedure for amending the Plan set forth in Section 9.2.1 above, the Board of Directors may also adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board of Directors or by a written consent in lieu of a meeting, to delegate to any officer of Macy’s the authority to amend the Plan. Such resolutions may either grant the officer broad authority to amend the Plan in any manner the officer deems necessary or advisable or may limit the scope of amendments he or she may adopt, such as by limiting such amendments to matters related to the administration of the Plan. In the event of any such delegation to amend the Plan, the officer to whom authority is delegated shall amend the Plan by having prepared and signing on behalf of Macy’s an amendment to the Plan which is within the scope of amendments which he or she has authority to adopt. Also, any such delegation to amend the Plan may be terminated at any time by later resolutions adopted by the Board of Directors. Finally, in the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board of Directors shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in Section 9.2.1 above.

SECTION 10

MISCELLANEOUS

10.1 Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Each Participant (and any beneficiary of or other person claiming through the Participant) who may have or claim or right under the Plan shall be bound by the terms of the Plan.

10.2 Construction.

10.2.1 The Plan is intended to be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (within the meaning of Sections 201, 301, and 401 of ERISA), and its terms shall be interpreted accordingly.

10.2.2 Further, the provisions of the Plan shall be administered and enforced according to applicable Federal law and, only to the extent not preempted by ERISA, the laws of the State of Ohio.

10.2.3 If any provision of the Plan, or the application of any such provision to any person or circumstances, shall be invalid under any applicable law, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of the Plan shall be affected thereby.

10.2.4 The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.2.5 In the construction of the Plan, the singular shall include the plural, and the plural shall include the singular, in all cases where such meanings would be appropriate.

10.3 Employees Transferring To or From Noncovered Employment.

10.3.1 Notwithstanding any other provision of the Plan to the contrary, if during any Plan Year (for purposes of this Section 10.3.1, the “subject Plan Year”) any person who is an Executive under this Plan ceases to be an Executive under the Plan’s Other Provisions, but still is then an Employee of the Employer and still would then be considered an Executive under the Plan’s Other Provisions if paragraphs (d) and (e) of Section 3.1.2 above were disregarded, then such person shall be treated as if he or she were an Executive for purposes of this Plan during the period in the subject Plan Year in which he or she is so employed as an Employee by the

Employer other than as an Executive (as determined under the Plan’s Other Provisions) but would then be considered an Executive under the Plan’s Other Provisions if paragraphs (d) and (e) of Section 3.1.2 above were disregarded (for purposes of this Section 10.3.1, the “Remaining Subject Plan Year Period”). As a result, such person’s services as an Employee of the Employer other than as an Executive (as determined under the Plan’s Other Provisions when paragraphs (d) and (e) of Section 3.1.2 above are taken into account), and his or her compensation received for such services (if determined under the same principles as are set forth in Section 4.7.1 above), during the Remaining Subject Plan Year Period shall be treated as if they were services as an Executive, and compensation received from the Employer for services as an Executive, for purposes of determining any benefits to which the person is entitled under this Plan, and such person shall be deemed to be an Executive under this Plan during the Remaining Subject Plan Year Period. The provisions of this Section 10.3.1 shall not apply, however, to any Plan Year that begins after the subject Plan Year. For purposes of this Section 10.3.1, the “Plan’s Other Provisions” means all of the provisions of this Plan except for the provisions of this Section 10.3.1 (which shall be disregarded when referring to the Plan’s Other Provisions).

10.3.2 Notwithstanding any other provision of the Plan to the contrary, if during any Plan Year (for purposes of this Section 10.3.2, the “subject Plan Year”) any person who is an Employee of the Employer but is not an Executive under this Plan solely by reason of paragraph (b) of Section 3.1.2 above subsequently becomes an Executive, then such person shall be treated as if he or she were not an Executive under this Plan during the period in the subject Plan Year in which he or she would otherwise qualify as an Executive under this Plan (for purposes of this Section 10.3.2, the “Remaining Subject Plan Year Period”). As a result, such person shall not be considered an Executive under this Plan at any time during the Remaining Subject Plan Year Period, and such person’s services as an Employee of the Employer, and his or her compensation received for such services, during the Remaining Subject Plan Year Period shall be treated as if they were services as an employee of the Employer other than as an Executive, and compensation received from the Employer for such services, for purposes of determining any benefits to which the person is entitled under this Plan. The provisions of this Section 10.3.2 shall not apply, however, to any Plan Year that begins after the subject Plan Year.

10.4 Merger of May Supplementary Retirement Plan Into Plan.

Effective as of August 31, 2006, (i) The May Department Stores Company Supplementary Retirement Plan (for purposes of this Section 10.4, the “May Supplementary Retirement Plan”), which immediately prior to its merger into this Plan is sponsored by Macy’s, shall be merged into this Plan (and all of the May Supplementary Retirement Plan’s liabilities transferred to this Plan). Upon the effective date of such merger, the plan document applicable to the May Supplementary Retirement Plan (as in effect upon such merger) shall be considered as a part of this Plan (and incorporated herein by reference) and shall continue to apply according to its terms (except as they are subsequently amended pursuant to such terms) as if they were still separate plans. In turn, this Plan, other than the provisions of the plan document applicable to the May Supplementary Retirement Plan, shall continue to apply according to its terms (except as they are subsequently amended pursuant to such terms) as if it were still a separate plan.

ADDENDUM A

INTERIM 2005 CHANGES IN PLAN

This Addendum A is a part of the Supplementary Executive Retirement Plan of Macy’s, Inc. (the “Plan”), an unfunded deferred compensation plan that is maintained by Macy’s, Inc. (the “Company” and, together with all other corporations and organizations that would be considered a single employer with Macy’s, Inc. under Section 414(b) and (c) of the Internal Revenue Code, the “Employer”).

This Addendum A amends the Plan to make interim changes to the Plan to reflect the effect of certain of the requirements of the American Jobs Creation Act of 2004 (the “Act”). This Addendum A shall in no manner, notwithstanding any other provision of this Addendum A, either (i) apply to any benefit a Plan participant may have accrued under the Plan as of December 31, 2004 (determined as if the participant had separated from service with the Employer no later than such date) or (ii) impose any limitation on the Company further amending the Plan as of January 1, 2005 or any later date in order to meet the requirements of the Act.

In accordance with and subject to the foregoing, the following provisions of this Addendum A shall apply to the Plan notwithstanding any other provision of the Plan.

2005 New Payment Elections Made By A 2005 Terminated Participant Or A Disabled Participant.

Pursuant to the provisions of Q&A-19(c) of Notice 2005-1 of the Internal Revenue Service, any Plan participant who either (i) separates from service with the Employer during the 2005 calendar year or (ii) is totally disabled on any date during the 2005 calendar year regardless of whether such disability began in the 2005 calendar year or an earlier calendar year (in case of either clause (i) or (ii) applying, a “2005 special participant”) may, at any time prior to December 31, 2005, elect that the 2005 special participant’s 2005 supplemental retirement benefit (as is hereinafter defined) shall be paid to the 2005 special participant (less appropriate tax withholdings) either (i) in the form of a lump sum cash payment that is made as of the 2005 special participant’s earliest payment date (as is hereinafter defined) or as of the first annual anniversary of his or her earliest payment date (or, when he or she is totally disabled at the time of the election, as of any other date that would be permitted as a commencement date for his or her supplemental retirement under the Plan were such benefit to be paid as an annuity) or (ii) in the form of any annuity that is permitted as a payment option for a supplemental retirement benefit under the Plan and that begins to be paid as of the later of the first day of the first calendar month that begins on or after the 2005 special participant’s 55th birthday or the 2005 special participant’s earliest payment date or as of any later date that is permitted as a commencement date for a supplemental retirement benefit under the Plan were such benefit to be paid as an annuity.

If a 2005 special participant fails to make an election described in the immediately preceding paragraph, then the 2005 special participant’s 2005 supplemental retirement benefit shall be paid to the 2005 special participant (less appropriate tax withholdings): (i) if the 2005 special participant has not yet attained at least age 55 by the date of his or her earliest payment date, in the form of a lump sum cash payment that is made as of his or her earliest payment date; or (ii) if the 2005 special participant has attained at least age 55 by the date of his or her earliest payment date, in the form of a single life annuity that begins to be paid as of his or her earliest payment date.

Each payment under the Plan of a 2005 special participant’s 2005 supplemental retirement benefit pursuant to the foregoing provisions of this Addendum A shall always be made “as of” a certain date determined under the immediately preceding two paragraphs, which means that the amount of the payment shall be determined as of such date and the actual date of the payment shall be made on or as soon as practical after such date (to allow time to ascertain the applicable person’s entitlement to a benefit and the amount of such benefit and to process and payout such benefit), but in no event shall the actual date of the payment occur more than 2 1/2 months after the date “as of” which the payment is made.

For purposes of this Addendum A, a Plan participant shall be deemed to be “totally disabled” on any date during the 2005 calendar year if, and only if, he or she has been determined on or prior to such date by the Social Security Administration to be disabled so as to be eligible for disability benefits under Section 223 of the Federal Social Security Act, as amended, and such determination has not been revoked by such date.

Also for purposes of this Addendum A, a 2005 special participant’s “2005 supplemental retirement benefit” means a benefit that is payable in the form determined for such 2005 supplemental retirement benefit under the foregoing provisions of this Addendum A (the “2005 payment form”) and that has a lump sum amount (in the event such benefit is paid in a lump sum) or a monthly amount (in the event such benefit is paid as an annuity) equal to the difference between (i) the lump sum amount or monthly amount (as the case may be) of the supplemental retirement benefit that would have been paid to the 2005 special participant under the Plan if this Addendum A were completely disregarded and if such benefit were paid in the 2005 payment form and (ii) the lump sum amount or monthly amount (as the case may be) of the supplemental retirement benefit that would have been paid to the 2005 special participant under the Plan if this Addendum A were completely disregarded, if he or she had permanently separated from the service of the Employer no later than December 31, 2004, and if such benefit were paid in the 2005 payment form.

Also for purposes of this Addendum A, a 2005 special participant’s “earliest payment date” means the first day of the first calendar month that begins on or after the latest of December 1, 2005, the date of the 2005 special participant’s election made pursuant to the provisions of this Addendum A (if such an election is made), or the date of the 2005 special participant’s separation from service with the Employer.

The Company shall prepare forms by which 2005 special participants can make elections permitted by this Addendum A and otherwise cause the provisions of this Addendum A to be carried out. The election rights set forth in this Addendum A shall no longer be available to any Plan participants after December 31, 2005.